UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana	47705-0868
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-9677

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
On April 28, 2010, Integra Bank Corporation (the “Company”) announced that its subsidiary, Integra Bank N.A. (“Integra Bank”), had entered into a definitive agreement for the sale of three of its branches, as well as the sale of a pool of commercial, agricultural, consumer and commercial real estate loans to FNB Bank, Inc. (“FNB”), a wholly-owned bank subsidiary of Jackson Financial Corporation of Mayfield, Kentucky.  The Company’s press release relating to these transactions is attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Integra Bank has entered into agreements with three other financial institutions during 2010 for the sale of a total of ten of its branch banking offices.  These transactions are key components of our plans to increase our regulatory capital ratios.  In these transactions, the purchasers will purchase the real estate and the improvements used for the branches, assume the deposit liabilities related to the branches, pay us a deposit premium, and acquire loans related to the branches as well as additional loans.  The two transactions we first announced, (the sale of three Indiana branches to United Community Bank and the sale of two Kentucky branches to The Cecilian Bank) have received regulatory approval and are expected to close in the second quarter of 2010.  The third transaction, (the sale of five Kentucky and three Indiana branches to First Security Bank of Owensboro, Inc.) is expected to close in the third quarter of 2010, as is the sale to FNB.  There are conditions, including regulatory approval and in some cases, the purchaser raising additional capital, that must be satisfied before closing the transactions.  Accordingly, there is no assurance that all of these transactions will be closed as expected.

The Company expects that these four transactions will, on a combined basis, improve Integra Bank’s tier 1 and total risk based capital ratios by approximately 310 basis points, while increasing its tier 1 leverage ratio by approximately 195 basis points.  The transactions are also expected to increase the Company’s tangible common equity to tangible assets ratio by approximately 100 basis points.  The final impact will be determined in part by the loan and deposit balances transferred at the closing date.

The information in this Current Report on Form 8-K, including the attached exhibit, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company.

   This report contains statements about the proposed sale of Integra Bank branch offices and other assets to FNB. and the impact on both Integra Bank and FNB. These statements are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the satisfaction of customary closing conditions set forth in the various agreements between the parties, including the receipt of regulatory approval.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibit

99 (a)	Press Release, dated April 28, 2010, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 28, 2010

INTEGRA BANK CORPORATION
By:	/s/ Michael B. Carroll
Michael B. Carroll
Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.	Description

99 (a)	Press Release, dated April 28, 2010